UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2013 (September 16, 2013)

BankUnited, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane

Miami Lakes, FL 33016

(Address of principal executive offices) (Zip Code)

(305) 569-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          On September 16, 2013, the Board of Directors (the “Board”) of BankUnited, Inc. (the “Company”) unanimously elected Ms. Tere Blanca as member of the Board, effective September 16, 2013.  Ms. Blanca was also appointed to serve on the Board’s Nominating and Corporate Governance Committee and the Board’s Compensation Committee.  In addition, Ms. Blanca was elected to the board of directors of the Company’s subsidiary, BankUnited, N.A.  Ms. Blanca is the founder, president and chief executive officer of Blanca Commercial Real Estate, Inc., a Miami-based commercial property real estate advisory services and brokerage firm.

There is no arrangement or understanding between Ms. Blanca and any other person pursuant to which Ms. Blanca was selected as a director, and there are no related party transactions between the Company and Ms. Blanca that would require disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment as a director, Ms. Blanca entered into the Company’s standard form of indemnification agreement (the form of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2011 and is incorporated herein by reference).  Additionally, in accordance with the Company’s compensation policies for non-employee directors, Ms. Blanca will receive an annual retainer fee of $100,000, which will be prorated for 2013.  Starting in 2014, Ms. Blanca will be eligible to receive restricted common stock as determined by the Compensation Committee of the Board.  The Company will reimburse expenses incurred by Ms. Blanca to attend Board and committee meetings, educational seminars and other expenses directly related to the Company’s business.

A copy of the press release of the Company announcing the election of Ms. Blanca as a director is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated September 16, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2013	BANKUNITED, INC.

/s/ LESLIE LUNAK
Name: Leslie Lunak
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated September 16, 2013